QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of Bruker BioSciences Corporation (the "Company") on Form 10-Q for the three and nine months ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Frank H. Laukien, as President, Chief Executive Officer and Chairman of the Board of Directors of the Company, and Laura Francis, as Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2003	By:	/s/ FRANK H. LAUKIEN, PH.D. President, Chief Executive Officer, and Chairman
Date: November 14, 2003	By:	/s/ LAURA FRANCIS Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to BrukerBioSciences Corporation and will be retained by Bruker BoSciences Corporation. and furnished to the Securities and Exchange Commission or its staff upon request.

QuickLinks

  Exhibit 32.1